UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2025

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

As previously disclosed, on April 28, 2025, Teledyne Technologies Incorporated ("Teledyne") filed a current report on Form 8-K (the “Original Filing”) to report that Edwin Roks retired as Chief Executive Officer of Teledyne, effective April 28, 2025. This Amendment to the Original Filing is being filed to disclose compensation arrangements that were not determined or available at the time of the Original Filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On April 28, 2025, Teledyne Technologies Incorporated (“Teledyne”) announced that Edwin Roks was retiring as Chief Executive Officer effective April 28, 2025. On April 30, 2025, Teledyne and Dr. Roks entered into a Retirement, Severance and General Release Agreement (the “Retirement Agreement”). The Retirement Agreement provides in part that:

•Dr. Roks will remain employed by Teledyne at current compensation through August 31, 2025 (the “Separation Date”) as strategic advisor to the Executive Chairman;
•Teledyne will pay Dr. Roks an aggregate cash severance of $1,800,000, payable in equal installments of $100,000 over a period of 18 months from September 1, 2025 through February 1, 2027, less standard deductions and withholding;
•To the extent an Annual Incentive Plan (AIP) is payable for 2025, Dr. Roks will be eligible for payment on a prorated basis based on his employment through the Separation Date;
•After the Separation Date and through December 31, 2026, Teledyne will pay the employer and employee contributions for health insurance coverage, and after December 31, 2026, Dr. Roks will be eligible to procure health insurance under Teledyne’s plans through COBRA for eighteen months at his cost;
•For tax years 2025-2027, Teledyne will provide tax advisory services in jurisdictions in which material time was spent for company business and provide immigration-related assistance through December 31, 2025;
•Teledyne will reimburse Dr. Roks for up to $100,000 in outplacement services; and
•Through the period Dr. Roks remains employed as a strategic advisor and during the period in which he receives severance, in the event Dr. Roks relocates, Teledyne will reimburse Dr. Roks for reasonable relocation costs, not to exceed $100,000, and will provide price protection for the sale of his primary California residence to the extent it is sold for a price less that the price he paid for it.

The Retirement Agreement includes a general release of claims, limited non-solicitation and non-disparagement provisions, and other customary terms and conditions. A copy of the Retirement Agreement is attached as Exhibit 10.1 to this Amended Current Report on Form 10-K and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Retirement, Severance and General Release Agreement, dated as of April 30, 2025, by Edwin Roks and Teledyne Technologies Incorporated
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: May 5, 2025